UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 31, 2022
Faraday Future Intelligent Electric Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)
(424) 276-7616
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 31, 2022, Faraday Future Intelligent Electric Inc. (NASDAQ: FFIE) (the “Company”) received written notice from the Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company has failed to maintain a minimum bid price of at least $1.00 per share for the prior 30 consecutive trading day period from September 16, 2022 to October 28, 2022, based upon the closing bid price for its common stock, as required by Nasdaq Listing Rule 5550(a)(2).

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until May 1, 2023, to regain compliance with the minimum bid requirement under Nasdaq Listing Rule 5550(a)(2). During the compliance period, the Company’s common stock will continue to be listed and traded on the Nasdaq Capital Market. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive trading days, unless extended by Nasdaq under Nasdaq Rule 5810(c)(3)(H), prior to May 1, 2023.

In the event the Company does not regain compliance during the compliance period, the Company may be eligible for an additional 180 calendar days to comply with Nasdaq Listing Rule 5550(a)(2), subject to the Company satisfying the continued listing requirement for the market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, subject to Nasdaq’s approval.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 3, 2022, the Company held a special meeting of stockholders (the “Special Meeting”). Of the 392,903,916 shares of Company common stock outstanding as of the record date of September 27, 2022, 238,991,125 shares were represented at the Special Meeting, either in person or by proxy, constituting a quorum. Based on the certified final voting report provided by the inspector of elections, the Company’s stockholders approved Proposals 1, 2 and 3 at the Special Meeting, as described in the Company’s proxy statement for the Special Meeting on Schedule 14A, which was filed with the Securities and Exchange Commission on October 13, 2022.

The proposals voted on and approved by the Company stockholders at the Special Meeting are as set forth below:

Proposal 1

Stockholders approved, as is required by the applicable rules and regulations of the Nasdaq Stock Market, transactions involving notes and warrants of the Company issued or to be issued to ATW Partners LLC, RAAJJ Trading LLC, Daguan International Limited and/or their affiliates as committed under the Securities Purchase Agreement, dated August 14, 2022, as amended from time to time, among the Company, FF Simplicity Ventures LLC, and the purchasers party thereto, including the issuance of any shares in excess of 19.99% of the issued and outstanding shares of the Company’s common stock.

For	Against	Abstain	Broker Non-Votes
192,627,968	3,906,681	385,562	42,070,914

Proposal 2

Stockholders approved the adoption of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) to increase the authorized number of shares of Company common stock from 825,000,000 to 900,000,000.

For	Against	Abstain	Broker Non-Votes
235,305,590	3,404,239	281,296	N/A

Proposal 3

Stockholders approved an amendment to the Charter to effect a reverse stock split of the Company’s common stock by a ratio of any whole number in the range of 1-for-2 to 1-for-10, and a corresponding reduction in the number of authorized shares of the Company’s common stock (after adjustment of the number of authorized shares, if applicable, resulting from stockholder approval of Proposal 1), with such ratio to be determined in the discretion of the board of directors of the Company (the “Board”) and with such action to be effected at such time and date, if at all, as determined by the Board within one year after the conclusion of the Special Meeting.

For	Against	Abstain	Broker Non-Votes
228,720,819	9,835,152	435,154	N/A

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: November 4, 2022	By:	/s/ Yun Han
	Name:	Yun Han
	Title:	Interim Chief Financial Officer
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